Aug. 6, 2025

# Dear Shareholders,

## Q2 Key Highlights

Revenue:
**$655 Million** (+15% YoY)

GAAP Net Income:
**$2 Million**

Adjusted EBITDA:[3]
**$155 Million**

Average Monthly Unique Users:
**243 Million** (+5% YoY)

Visits:
**2.6 Billion** (+4% YoY)

Q2 was a strong quarter, marked by continued double-digit revenue growth, positive GAAP net income, and share gains in For Sale and Rentals.

We now expect to deliver mid-teens revenue growth for the full year 2025, at the higher end of our previous outlook of low- to mid-teens revenue growth. We're staying disciplined on costs and are on track to deliver on our full-year 2025 targets, including continued Adjusted EBITDA margin expansion and positive GAAP net income.

As we work to streamline residential real estate transactions with our housing super app, everything we build is designed to offer a benefit for both consumers *and* the industry.

People want and deserve a better experience than the antiquated, analog one they're used to in real estate. They expect the same digital ease they get in other parts of life — and Zillow is delivering it.

Our relentless focus on creating great products and experiences is part of what makes Zillow a beloved brand that is #1 in traffic[1] in both for-sale and rentals. In Q2, we had 243 million average monthly unique users across our apps and sites, and about four times the app engagement of the next company in our category.[2]

Consumer affinity for Zillow continues to fuel our success. We're demonstrating consistently strong growth and are positioned for more. In Q2, total revenue was up 15% year over year, exceeding our expectations and outpacing a broader housing and mortgage market that remained essentially flat. For Sale revenue increased 9% year over year, with Residential revenue up 6% and Mortgages revenue up 41%. Rentals revenue growth accelerated in Q2 to 36% year over year. These results, combined with continued cost discipline, helped us deliver $2 million of GAAP net income in Q2, as well as $155 million of Adjusted EBITDA,[3] which is at the high end of our outlook range.

---

[1] *Based on Comscore data for April–June 2025.*

[2] *Based on data.ai data for April–June 2025.*

[3] *Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about our presentation of Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure for the relevant period.*

1 | Q2 2025

FOR SALE Our For Sale strategy is to deliver an integrated transaction experience across Zillow, with innovative products and services that solve problems for everyone involved in the move. We know our strategy is working because consumers and real estate professionals like what we have to offer, and because our For Sale revenue growth continues to outpace industry growth. This strategy comes to life in our Enhanced Markets, where we’re connecting high-intent movers in these markets with high-performing professionals and delivering a more integrated transaction. In Q2, 27% of connections came through the Enhanced Market experience, toward our goal of more than 35% by year end. And now, 96% of Enhanced Market connections are handled through Follow Up Boss,4 our customer relationship management platform purpose-built for agents and teams. We’re seeing strong traction in existing Enhanced Markets as buyers are engaging and agents who work with us are gaining share. And in Q2, Zillow Home Loans5 continued to have double-digit adoption rates across our Enhanced Markets, a clear sign of progress for our integrated approach. As part of our Enhanced Market playbook, we continue methodically expanding the experience to more customers and partners, and to more places. We’re excited about the potential to unlock a billion-dollar incremental revenue opportunity as we expand the experience to 75% of transactions,6 even in a flat macro housing environment. Our long-term growth strategy is fueled by continuous innovation that makes the transaction smoother and more delightful. First, we’re improving how we identify high-intent buyers — whether they start by viewing a property, connecting with an agent, or exploring their financing options — so we can match them with the right support, at the right moment in their journey. 6Please see slide 15 of our February 2025 Investor Presentation for further information about this opportunity: https://s24.q4cdn.com/723050407/files/doc_earnings/2024/q4/presentation/ Zillow-4Q24-Investor-Presentation.pdf 5https://www.zillow.com/homeloans/ 4https://www.followupboss.com/ 2 | Q2 2025

That’s where tools like BuyAbility℠ play a key role.7 BuyAbility is a powerful resource from Zillow Home Loans that helps buyers shop based on what they can afford, instantly estimating the loan amount they may qualify for, and quickly adapting to market changes, interest rates, and the buyer’s own financial situation. More than 2 million people have enrolled in BuyAbility since it launched, and recent enhancements now let buyers shop by both their target monthly payment and their overall maximum buying power. These buyers are then more knowledgeable and ready to act when they connect with an agent through Zillow. We’re building these tools to empower decision-making throughout the journey — for consumers and the professionals who serve them. As another example: For-sale listings on Zillow now display Offer Insights, showing buyers and their agents how different offer prices are likely to perform based on real-time market data. This sets the stage for productive, informed conversations about how to approach an offer. This is a huge benefit for agents: The call to action on Offer Insights is to connect with an agent, and the buyers it surfaces are likely higher-intent and move-ready, as they are exploring viable paths to making an offer with an agent. Helping movers understand what they can afford and what kind of offer they can make is especially important in a housing market like this one. To that same end, we continue to expand the Zillow Home Loans product suite. As of last week, we’ve broadened our down payment assistance program and enhanced our Federal Housing Administration (FHA) loan offerings in select geographies in an effort to responsibly serve more qualified buyers. These updates are part of our ongoing work to improve access to financing and scale our mortgage operations over time. Complementing Zillow’s consumer-oriented features is an increasingly powerful set of tools that boost agent productivity — because we cannot deliver a truly integrated transaction without equipping the professionals who movers rely on with the software and support they need to make it possible. Follow Up Boss is a prime example of how we’re innovating and delivering real value to agents. 7https://www.zillow.com/homeloans/buyability/ 3 | Q2 2025

Follow Up Boss is now enhanced with AI-supported “smart message” suggestions, client insights, call summaries, and intelligent lead routing. Agents have collectively exchanged about 2 million smart messages with their clients since the feature launched in early June. And in select markets, Zillow In-App Messaging lets buyers securely connect with agents and ZHL loan officers right in our app — a feature we expect will help improve response times, client service, and conversion rates. Our most recent product launches8 continue the momentum in For Sale by enhancing the shopping experience itself. Zillow’s new Tour Itineraries let buyers and their agents coordinate within the Zillow app to create a custom, shared tour plan with homes, dates, and times. And virtual touring on Zillow also just got a big upgrade: A few weeks ago, we launched SkyTour,9 a dynamic, interactive video experience, as the newest feature on Zillow Showcase10 listings. SkyTour elevates the home shopping experience by using drone footage, rendering technology, and machine learning to create a smooth, realistic 3D model of a home’s exterior. This feature now lets buyers zoom around and explore from different angles, giving them a better sense of a place before they ever step foot on the property. It’s a powerful way for sellers and agents to highlight a home’s curb appeal and outdoor features, make their Showcase listing stand out, and get serious buyers in the door. Zillow Showcase is now on about 2.5% of new listings, compared with just over 1% a year ago. We are continually evolving Showcase to support scaled adoption, and that is helping Zillow grow the share of Showcase listings. This video11 highlights the great feedback we’re hearing from agents about how Zillow’s suite of product offerings is supercharging their businesses. All of these tools and features across For Sale work together to deliver a better experience for movers and better performance for professionals. That’s what Zillow’s housing super app is built to do. 11https://vimeo.com/1107841062/e5cb2126c6?share=copy 10https://showingtimeplus.com/solutions/listing-showcase 9https://www.zillow.com/showcase/demo/orlando?imxlb=s,0 8https://www.zillow.com/product-releases/summer-2025/ 4 | Q2 2025

RENTALS Our strategy in Rentals is twofold — first, to build the most comprehensive two-sided marketplace of homes for rent, and second, to modernize the transaction experience for renters and property managers alike. The opportunity in Rentals is significant, with a large total addressable market. More homes turn over each year in the rental market than in the for-sale market. In fact, about three times as many movers are looking to rent vs. looking to buy. Yet, historically, there hasn’t been a single platform where they can see all available homes for rent. Zillow Rentals is changing that. We are executing well and scaling rapidly. Zillow Rentals is seeing strong property count growth and accelerating revenue growth — built on a sound strategy and a compelling product. Our marketplace includes the full spectrum of rental inventory, from single-family homes to large multifamily buildings,12 because we know renters aren’t looking for just one type of property. They want to see everything in one place. In Q2, Zillow Rentals had 2.4 million active rental listings — the most in the category. Multifamily properties are leading our Rentals growth, with multifamily revenue up 56% year over year and property count up 45% year over year to 64,000 at the end of Q2. We’re gaining wallet share with large property managers who are choosing to upgrade their advertising subscription spend with us as they recognize the value of connecting with the largest consumer rentals audience, including an increasing share of apartment seekers. Zillow Rentals is #1 in partner satisfaction13 in our category for return on marketing investment14 as we deliver high-intent, qualified renters and add real value for our multifamily partners. 14Zillow internal data and estimates, 2024. 13https://www.youtube.com/watch?v=PS1iG3_ZguA 12Zillow Rentals defines “multifamily” properties as those with 25 or more units. 5 | Q2 2025

Our partnerships to distribute multifamily rental listings with the Redfin rental network15 and with Realtor.com®16 extend our reach beyond Zillow-owned channels, helping us provide a more comprehensive rental marketplace for consumers; add value for property managers; and drive more traffic, inventory, and revenue for Zillow Rentals. New tools like the AI Assist feature we announced in June, powered by an exclusive integration with EliseAI, simplify communication between renters and property managers, speeding up leasing. Additionally, rental listings on Zillow now support display of a full breakdown of upfront and monthly costs, to help renters plan accurately and avoid surprise charges or hidden fees, and to help property managers get more qualified, serious applicants. Building a better experience for renters and property managers has earned us the #1 position in rentals traffic, with 36 million average monthly rentals unique visitors in Q2, and our lead continues to widen. We expect quarterly year-over-year Rentals revenue growth to keep accelerating throughout 2025, with a clear path toward the billion-dollar-plus revenue opportunity in front of us. We’re well-positioned to keep capitalizing on the momentum we’ve built, scaling our marketplace and growing our share. Overall, Zillow is delivering growth, managing costs, and leading industry innovation to provide a seamless, tech-enabled experience for movers and real estate professionals. We’re on track toward the full-year 2025 targets we’ve laid out, and we’re confident in our ability to keep executing — in Q3 and beyond. Sincerely, Jeremy Wacksman Jeremy Hofmann CEO CFO 16https://investors.zillowgroup.com/investors/news-and-events/news/news-details/2024/Realtor.com-and-Zillow-Ink-New-Rental-Listings- Syndication-Agreement/default.aspx 15https://investors.zillowgroup.com/investors/news-and-events/news/news-details/2025/Zillow-and-Redfin -partner-to-make-apartment-hunting-easier-and-give-listings-more-exposure/default.aspx 6 | Q2 2025

Second-Quarter 2025 Highlights Zillow Group’s second-quarter results exceeded our outlook for revenue and delivered Adjusted EBITDA at the high end of our outlook range. ● Q2 revenue was up 15% year over year to $655 million, above our outlook range. Q2 revenue outperformed the residential real estate industry’s year-over-year total transaction value growth of 2% according to industry data tracked and estimated by Zillow,17 and 1% according to the National Association of REALTORS® (NAR). We estimate Q2 purchase mortgage origination volume for the industry grew 1%. ○ For Sale revenue was up 9% year over year to $482 million in Q2. On a trailing 12-month basis, For Sale revenue per Total Transaction Value (TTV) was 10.3 basis points at the end of Q2, compared with 9.8 basis points for the same period in 2024.18 ■ Residential revenue was up 6% year over year in Q2 to $434 million, benefiting from growth in our agent and software offerings, as well as our New Construction marketplace. ■ Mortgages revenue increased 41% year over year to $48 million in Q2, primarily due to a 48% increase in purchase loan origination volume to $1.1 billion. ○ Rentals revenue increased 36% year over year to $159 million in Q2, primarily driven by multifamily revenue growing 56% year over year. ● On a GAAP basis, net income was $2 million in Q2, and net income margin was 0%. ● Q2 Adjusted EBITDA was $155 million, and Adjusted EBITDA margin19 was 24%, driven by better-than-expected revenue growth and effective cost management. ● Cash and investments at the end of Q2 were $1.2 billion, down from $1.6 billion at the end of Q1, primarily due to the May 2025 settlement of our remaining $419 million of convertible notes and $150 million in share repurchases. ● Traffic to Zillow Group’s mobile apps and sites in Q2 was up 5% year over year to 243 million average monthly unique users. Visits during Q2 were up 4% year over year to 2.6 billion. 19Adjusted EBITDA margin is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about our presentation of Adjusted EBITDA margin, including a reconciliation to the most directly comparable GAAP financial measure for the relevant period. 18Please see the “Use of Operating Metrics” section below for more information about our calculation of For Sale revenue per Total Transaction Value. 17https://www.zillow.com/research/data/ 7 | Q2 2025

# Select Q2 2025 Results

## FOR SALE

For Sale revenue grew 9% year over year to $482 million in Q2. On a trailing 12-month basis, For Sale revenue per Total Transaction Value at the end of Q2 was 10.3 basis points, compared with 9.8 basis points for the same period in 2024.

**FOR SALE REVENUE**



$600M
$500M
$400M
$300M
$200M
$100M
$0
$443M
$444M
$428M
$458M
$482M
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

## RESIDENTIAL

Residential revenue increased 6% year over year to $434 million in Q2, benefiting from growth in our agent and software offerings, as well as our New Construction marketplace. Agent offerings include Premier Agent and Zillow Showcase. Software offerings include ShowingTime, dotloop, and Follow Up Boss, which has continued to grow from both our Enhanced Markets expansion and from broader industry adoption of the software.

**RESIDENTIAL REVENUE**



$500M
$400M
$300M
$200M
$100M
$0
$409M
$405M
$387M
$417M
$434M
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

## MORTGAGES

Mortgages revenue increased 41% year over year to $48 million in Q2, driven by 48% growth in our purchase loan origination volume to $1.1 billion. Our mortgage strategy is leading more buyers to choose financing through Zillow Home Loans, which is the main growth driver of our overall Mortgages revenue.

**MORTGAGES REVENUE**



$60M
$50M
$40M
$30M
$20M
$10M
$0
$34M
$39M
$41M
$41M
$48M
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

**PURCHASE LOAN ORIGINATION VOLUME**



$1,200M
$1,000M
$800M
$600M
$400M
$200M
$0
$756M
$812M
$923M
$791M
$1,116M
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

## RENTALS

Rentals revenue increased 36% year over year to $159 million in Q2, primarily driven by a 56% increase in multifamily revenue. Zillow Rentals had 36 million average monthly rentals unique visitors in Q2 according to Comscore and is #1 in partner satisfaction in our category for return on marketing investment. Across our entire rentals marketplace, we had 2.4 million active rental listings in Q2.

We continue to grow our multifamily rentals marketplace, with the number of multifamily properties advertising across Zillow reaching 64,000 at the end of Q2 — an increase of 20,000 properties, or 45%, from 44,000 properties at the end of Q2 2024.

**RENTALS REVENUE**



$200M
$150M
$100M
$50M
$0
$117M
$123M
$116M
$129M
$159M
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

8 | Q2 2025

NET INCOME AND ADJUSTED EBITDA GAAP net income was $2 million in Q2, and net income margin was 0%. Adjusted EBITDA was $155 million in Q2, and Adjusted EBITDA margin was 24%. Total Operating Expenses and Cost of Revenue Total operating expenses and cost of revenue totaled $666 million in Q2, up 10% from Q1 2025 and up 9% year over year. Year-over-year results were impacted by higher cost of revenue, which was up $36 million, and higher sales and marketing expenses, which were up $21 million. Cost of revenue was up year over year primarily due to an increase in lead acquisition costs associated with our rentals partnership with Redfin that went live in April. The year-over-year increase in sales and marketing expenses was due to increases in headcount-related expenses, as well as marketing and advertising costs as we continue to invest in the growth of our rentals marketplace. Adjusted EBITDA expenses20 were $500 million in Q2, up 14% year over year, due to the increases in total operating expenses and cost of revenue outlined above. This was slightly above our Q2 outlook of $495 million, driven by slightly higher than expected benefits costs and payroll taxes. Excluding the lead acquisition costs associated with our Redfin rentals partnership, total Adjusted EBITDA expenses would have grown 10% year over year, in line with our Q1 year-over-year growth. 20Adjusted EBITDA expenses is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about our presentation of Adjusted EBITDA expenses, including a reconciliation to the most directly comparable GAAP financial measure for the relevant period. 9 | Q2 2025

The following table presents a reconciliation of Adjusted EBITDA expenses to total operating expenses and cost of revenue for the periods presented (in millions, except percentages, unaudited): BALANCE SHEET & CASH FLOW SUMMARY We ended Q2 with cash and investments of $1.2 billion, down $445 million compared with the end of Q1 2025, primarily due to the May 2025 settlement of our remaining $419 million of convertible notes, and share repurchases of $150 million at a weighted average price of $65 per share, partially offset by $87 million in net cash provided by operating activities. We are now convertible debt-free and have $981 million remaining on our share repurchase authorization as of the end of Q2. Our year-to-date share repurchases of $400 million are expected to offset stock-based compensation expenses for 2025. 10 | Q2 2025

Outlook The following table presents our outlook for the three months ending Sept. 30, 2025 (in millions): 2122 ● We expect Q3 For Sale revenue growth to be similar to the For Sale revenue growth reported in Q2, with Residential revenue growth in the mid-single-digit range and Mortgages revenue growth in the high 20% range. We expect Zillow Home Loans purchase loan origination volume to grow more than 40% in Q3. ● In Rentals, we expect revenue growth to accelerate, increasing more than 40% year over year in Q3, driven by further acceleration in multifamily revenue. ● Our outlook implies Q3 Adjusted EBITDA expenses are expected to be $513 million.21 The increase from Q2 2025 is expected to be primarily driven by lead costs associated with our Redfin rentals partnership. 2025 OUTLOOK ● We now expect mid-teens revenue growth for the full year 2025, at the higher end of our previous 2025 outlook for low- to mid-teens revenue growth. ● We continue to expect our Rentals revenue will grow approximately 40% for the full year 2025. ● We expect Adjusted EBITDA margin expansion for the full year 2025. ● We expect to have positive GAAP net income for the full year 2025. 22We have excluded from our outlook for “Weighted-average shares outstanding - diluted” any potentially anti-dilutive impact of future share repurchases or capped call unwinds. The maximum number of shares underlying the capped call transactions is 5.3 million shares of Class C capital stock. 21Zillow Group has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to: income taxes that are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock, depreciation and amortization from new acquisitions, impairments of assets, and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. The Company has not provided a reconciliation of forecasted Adjusted EBITDA expenses to forecasted total operating expenses and cost of revenue, the most directly comparable GAAP financial measure, for the same reasons. For more information regarding the non-GAAP financial measures discussed in this communication, please see the “Use of Non-GAAP Financial Measures” section below. 11 | Q2 2025

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets and opportunities; the future growth, performance and operation of our business; our business strategies and ability to translate such strategies into financial performance; and the health of, and our impact on, the residential real estate industry. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “opportunity,” “guidance,” “would,” “could,” “strive,” “path,” “positioned,” “on track,” “target,” “goal,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of August 6, 2025, and although we believe the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising, product inventory and pricing, and to maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; or changes to our rights to use or timely access listing data, or to the quality or quantity of such listing data; our ability to comply with current and future rules and requirements promulgated by the National Association of REALTORS®, multiple listing services, or other real estate industry groups or governing bodies, or decisions to repeal, amend, or not enforce such rules and requirements; our ability to navigate industry changes, including as a result of past, pending or future lawsuits, settlements or government investigations, which may include lawsuits, settlements or investigations in which we are not a named party; uncertainties related to policy changes or enforcement priorities at the federal and state levels; our ability to continue to innovate and compete to attract customers and real estate partners; our ability to effectively invest resources to pursue new strategies, develop new products and services and expand existing products and services into new markets; our ability to operate and grow Zillow Home Loans’ mortgage operations, including the ability to obtain or maintain sufficient financing to fund the origination of mortgages, meet customers’ financing needs with product offerings, continue to grow origination operations and resell originated mortgages on the secondary market; the duration and impact of natural disasters, climate change, geopolitical events, and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our targets and disclosures related to environmental, social and governance matters; our ability to maintain adequate security controls or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; our ability to navigate any significant disruption in service on our mobile applications or websites or in our network; the impact of past, pending or future litigation and other disputes or enforcement actions, which may include lawsuits or investigations to which we are not a party; our ability to attract, engage, and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property, including as a result of generative artificial intelligence; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay our debt or to raise additional capital or refinance our indebtedness on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; actual or perceived inaccuracies in the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s publicly available filings with the United States Securities and 12 | Q2 2025

Exchange Commission (“SEC”). Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. No Incorporation by Reference This communication includes website addresses and references to additional materials found on those websites, including Zillow Group’s websites. These websites and materials are not incorporated by reference herein or in our other filings with the SEC. Use of Estimates and Statistical Data This communication includes estimates and other statistical data made by independent third parties and by Zillow Group relating to the housing market, the mortgage-rate environment, connections, conversion, engagement, growth, displayed rentals and other data about Zillow Group’s audience and performance and the residential real estate industry and purchase loan origination industry. These data involve a number of assumptions and limitations, which may significantly impair their accuracy, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk. Use of Operating Metrics Zillow Group reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. This communication includes total transaction value and For Sale revenue per total transaction value. Zillow Group uses these operating metrics on a periodic basis to evaluate and provide investors with insight into the performance of Zillow Group’s transaction-based product and service offerings, which include Premier Agent, Zillow Home Loans, Zillow Showcase, and Spruce. For Sale Revenue per Total Transaction Value: Zillow Group calculates “For Sale revenue per Total Transaction Value” as total Residential and Mortgages revenue, or For Sale revenue, for the relevant period divided by the aggregate total transaction value for the same period. Total Transaction Value is calculated as the number of existing residential homes sold multiplied by the average sales price of existing residential homes sold during the relevant period according to industry data collected and estimated by Zillow, as published monthly on our site. For Sale revenue and Total Transaction Value have historically been affected by seasonal fluctuations in the residential real estate market. We generally expect For Sale revenue to peak during the three months ending June 30 or September 30. As such, we measure performance and present our For Sale revenue per Total Transaction Value on a trailing twelve-month basis to account for seasonality. Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this communication includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses. • Adjusted EBITDA reconciliation We have provided a reconciliation below of Adjusted EBITDA to net income (loss), the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure. • Adjusted EBITDA margin calculation We have provided a calculation below of Adjusted EBITDA margin, as well as net income (loss) margin, the most directly comparable GAAP financial measure. • Adjusted EBITDA expenses reconciliation and calculation We have provided a reconciliation above of Adjusted EBITDA expenses to total operating expenses and cost of revenue, the most directly comparable GAAP financial measure, and a calculation below of Adjusted EBITDA expenses calculated as revenue less Adjusted EBITDA. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses are key metrics used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating these measures facilitates operating performance comparisons on a period-to-period basis. 13 | Q2 2025

Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to, the fact that such non-GAAP measures: • Do not reflect changes in, or cash requirements for, our working capital needs; • Do not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments; • Do not reflect acquisition-related costs; • Do not reflect loss on extinguishment of debt; • Do not reflect interest expense or other income, net; • Do not reflect income taxes; and • Other companies, including companies in our own industry, may calculate these non-GAAP measures differently from the way we do, limiting their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses alongside other financial performance measures, including various cash-flow metrics, net income (loss), and our other GAAP results. The following tables present a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and a calculation of Adjusted EBITDA expenses for each of the periods presented (in millions, unaudited): Three Months Ended June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 Net income (loss) $ 2 $ 8 $ (52) $ (20) $ (17) Income taxes — — 1 — 2 Other income, net (18) (22) (26) (34) (34) Depreciation and amortization 67 65 62 63 59 Share-based compensation 99 97 119 108 113 Acquisition-related costs — — — 1 — Loss on extinguishment of debt — — — — 1 Interest expense 5 5 8 9 10 Adjusted EBITDA $ 155 $ 153 $ 112 $ 127 $ — $ 134 Three Months Ended June 30, 2025 March 31, 2025 June 30, 2024 Calculation of Adjusted EBITDA Expenses: Revenue $ 655 $ 598 $ 572 Less: Adjusted EBITDA (155) (153) (134) Adjusted EBITDA expenses $ 500 $ 445 $ 438 14 | Q2 2025

The following table presents the calculation of Adjusted EBITDA margin, or Adjusted EBITDA as a percentage of revenue, and associated year-over-year percentage changes and the most directly comparable GAAP financial measure, which is net income (loss) margin, or net income (loss) as a percentage of revenue, and related year-over-year percentage changes, for each of the periods presented (in millions, except percentages, unaudited):

| | Three Months Ended June 30, | | 2024 to 2025 % Change | Six Months Ended June 30, | | 2024 to 2025 % Change |
|---|---|---|---|---|---|---|
| | 2025 | 2024 | | 2025 | 2024 | |
| **Revenue:** | | | | | | |
| For Sale revenue: | | | | | | |
| Residential | $ 434 | $ 409 | 6% | $ 851 | $ 802 | 6% |
| Mortgages | 48 | 34 | 41% | 89 | 65 | 37% |
| Total For Sale revenue | 482 | 443 | 9% | 940 | 867 | 8% |
| Rentals | 159 | 117 | 36% | 288 | 214 | 35% |
| Other | 14 | 12 | 17% | 25 | 20 | 25% |
| Total revenue | $ 655 | $ 572 | 15% | $ 1,253 | $ 1,101 | 14% |
| **Other Financial Data:** | | | | | | |
| Gross profit | $ 489 | $ 442 | 11% | $ 948 | $ 848 | 12% |
| Net income (loss) | $ 2 | $ (17) | 112% | $ 10 | $ (40) | 125% |
| Adjusted EBITDA | $ 155 | $ 134 | 16% | $ 308 | $ 259 | 19% |
| **Percentage of Revenue:** | | | | | | |
| Gross profit | 75% | 77 % | (3)% | 76% | 77 % | (1)% |
| Net income (loss) | —% | (3)% | 100% | 1% | (4)% | 125% |
| Adjusted EBITDA | 24% | 23 % | 4% | 25% | 24 % | 4% |

15 | Q2 2025

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